EXHIBIT 10.25

AMENDMENT NO. 10 and WAIVER

to

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 10 and WAIVER (this “Amendment”) is entered into as of April 20, 2005 by and among New School, Inc., as Seller (“Seller”), School Specialty, Inc., as Servicer (“SSI”), Falcon Asset Securitization Corporation (“Falcon”), the Financial Institutions party hereto, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago), as agent (the “Agent”).

PRELIMINARY STATEMENT

A. Seller, SSI, Falcon, the Financial Institutions and the Agent are parties to that certain Receivables Purchase Agreement dated as of November 22, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

B. Seller has requested that Falcon, the Financial Institutions and the Agent waive the occurrence of an Amortization Event under Section 9.1(f)(iii) of the Purchase Agreement and Falcon, the Financial Institutions and the Agent have agreed to waive such Amortization Event subject to the terms and conditions hereinafter set forth.

C. Seller, SSI, Falcon, the Financial Institutions and the Agent have further agreed to amend the Purchase Agreement, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 3 below, the Purchase Agreement is hereby amended as follows:

1.1 Exhibit I thereto is hereby amended to insert the following definition therein in alphabetical order:

“Excluded Receivable” means any account, general indebtedness or other obligation generated by the Children’s Publishing division of School Specialty, Inc. which is identified on the books and records of School Specialty, Inc. as “Region 51 Children’s Publishing Trade”.

1.2 the definition of “Receivable” appearing in Exhibit I thereto is hereby amended to insert the phrase “(other than any Excluded Receivable)” immediately following the phrase “all indebtedness and other obligations” appearing in the first line thereof.

SECTION 2. Waiver.

2.1 As at the end of March 2005, the three month rolling average Dilution Trigger Ratio exceeded 2.70%, which constitutes the occurrence of an Amortization Event under Section 9.1(f)(iii) of the Purchase Agreement.

2.2 Effective as of the date first above written, subject to the satisfaction of the condition precedent set forth in Section 3 below, Falcon, the Financial Institutions and the Agent each hereby waives the occurrence of the Amortization Event described in Section 2.1.

SECTION 3. Condition Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon receipt by the Agent of one copy of this Amendment duly executed by each of the parties hereto.

SECTION 4. Covenants, Representations and Warranties of the Seller and the Servicer.

4.1 Upon the effectiveness of this Amendment, each of Seller and SSI hereby reaffirms all covenants, representations and warranties made by it, to the extent the same are not amended hereby, in the Purchase Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

4.2 Each of Seller and SSI hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

SECTION 5. Reference to and Effect on the Purchase Agreement.

5.1 Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

5.2 Except as specifically amended hereby, the Purchase Agreement and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Falcon, the Financial Institutions or the Agent under the Purchase Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

NEW SCHOOL, INC., as Seller

By:	/s/ Mary M. Kabacinski
Name:	Mary M. Kabacinski
Title:	Treasurer

SCHOOL SPECIALTY, INC., as Servicer

By:	/s/ Mary M. Kabacinski
Name:	Mary M. Kabacinski
Title:	EVP / CFO

FALCON ASSET SECURITIZATION CORPORATION

By:	/s/ Ronald J. Atkins
Name:	Ronald J. Atkins
Title:	Authorized Signer

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, NA (Main Office Chicago), as a Financial Institution and as Agent

By:	/s/ Ronald J. Atkins
Name:	Ronald J. Atkins
Title:	Vice President

Signature Page to

Amendment No.10 and Waiver